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                                                                    Exhibit 15
                                                                    ----------
COOPERS & LYBRAND L.L.P.

                                                             November 14, 1995
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

                          Re:   Pacific Telesis Group
              Registrations on Forms S-3, Form S-4, and Forms S-8
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We are  aware that our  report dated  November 14, 1995  on our review  of the interim financial information of Pacific Telesis Group and Subsidiaries for the three- and nine-month periods ended September 30, 1995 and included in this Form 10-Q is incorporated by reference in the Corporation's registration statements as follows:

Form S-3:     PacTel Capital Resources $500,000,000 Debt Securities and
              Guarantee thereof by Pacific Telesis Group

Form S-3:     Secondary Offering of 137,504 shares of Pacific Telesis    Group
              Common Stock

Form S-3:     Shareowner Dividend Reinvestment and Stock Purchase Plan

Form S-3:     Pacific  Telesis Group  and Pacific Telesis Financing  I, II, and
              III filed to sell up to $1 billion of Trusts' preferred securities

Form S-4:     ABI American Businessphones, Inc. Merger

Form S-8:     Nonemployee Director Stock Option Plan

Form S-8:     Supplemental Retirement and Savings Plan for Salaried
              Employees

Form S-8:     Supplemental Retirement and Savings Plan for Nonsalaried
              Employees

Form S-8:     Stock Option and Stock Appreciation Rights Plan

Form S-8:     Stock Incentive Plan

Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the registration statements prepared or certified by us within the meaning of Sections 7 and 11 of that Act.

Very truly yours,
/s/ Coopers & Lybrand L.L.P.